Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 24, 2022, relating to the consolidated financial statements of Panbela Therapeutics, Inc. and Subsidiary (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2021 and 2020 and to the reference to us under the header "Experts" in this Post-Effective Amendment No 1 to the Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

June 22, 2022